Exhibit 10.1

SECOND AMENDMENT TO

SHARE EXCHANGE AGREEMENT

This Second Amendment (this “Amendment”) to the Share Exchange Agreement dated as of March 5, 2025 and amended as of March 31, 2025 (the “Agreement”), among Akanda Corp., a corporation existing under the laws of the Province of Ontario, First Towers & Fiber Corp., a corporation existing under the laws of the Province of British Columbia, and certain common shareholders of the Company listed in Schedule “A” of the Agreement, is made as of the 19th day of August, 2025, by and among the Purchaser, the Company and the Shareholders (capitalized terms used herein and not otherwise defined shall have the meanings ascribed to those terms in the Agreement).

RECITALS

WHEREAS, the Company, the Purchaser and the Shareholders, are parties to the Agreement; and

WHEREAS, the Company, the Purchaser and the Shareholders desire to amend the Agreement as more particularly set forth herein; and

WHEREAS, Section 12.1 of the Agreement provides, among other things, that the Agreement may be amended by mutual written agreement of the Parties.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Amendments to Agreement.

(a)	Paragraph B under the heading “WHEREAS” in the Agreement is hereby amended and restated as follows:

“B. The Purchaser has agreed to purchase all the issued and outstanding Company Shares (the “Purchased Shares”), in exchange for cash, common shares in the capital of the Purchaser (“Purchaser Common Shares”) and/or Class A Special Shares and/or Class B Special Shares (the Class A Special Shares and Class B Special Shares collectively, the “Special Shares” and together with the Purchaser Common Shares, the “Purchaser Shares”) on the terms and conditions set forth in this Agreement; and”

(b)	The following definitions in Section 1.1 of the Agreement are hereby amended and restated as follows:

““Closing Date” means the date of Closing, which shall be the date of this Amendment.”

““Purchaser Shareholder Approval Resolution” means the special resolution of the Purchaser Shareholders approving the amendment of the articles of incorporation of the Purchaser to provide for the issuance of the Special Shares.”

(c)	Section 1.1 of the Agreement is hereby amended by adding the following new definitions in appropriate alphabetical order:

““Class A Special Shares” means a newly authorized and designated class of shares in the capital of the Purchaser, which shall be in the form of, and shall have the rights, preferences and designations, set forth in the attached Exhibit 2.”

““Class B Special Shares” means a newly authorized and designated class of shares in the capital of the Purchaser, which shall be in the form of, and shall have the rights, preferences and designations, set forth in the attached Exhibit 2.”

““Further Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) from the stockholders of the Purchaser with respect to the issuance of the Conversion Shares and the Note Conversion Shares.”

(d)	Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

“2.2. Consideration. In consideration for the acquisition of the Purchased Shares, Purchaser shall:

(a) allot and issue (i) Purchaser Shares equal to 19.9% of the issued and outstanding Common Shares of Purchaser at Closing, as Class A Special Shares (the “Payment Shares”) to the Shareholders in the amounts set out opposite each Shareholder’s name in Schedule “A” attached hereto, for Schedule A to be updated to reflect 19.9%, and closing free and clear of any encumbrances, in exchange for the Purchased Shares, subject to obtaining the Purchaser Shareholder Approval Resolution to so authorize and issue the Payment Shares, and (ii) allot and issue Class B Special Shares to the Shareholders that convert into the remaining Purchaser Shares as Purchaser Common Shares (the “Conversion Shares”) in the amounts set out opposite each Shareholder’s name in Schedule “A” attached hereto, free and clear of any encumbrances, in exchange for the Purchased Shares, provided that the Class B Special Shares shall only be issued when, and shall be issued promptly after, the Purchaser obtains Stockholder Approval; or

(b) on the date that is twenty-four months after the Closing Date, pay to the Shareholders in the amounts set out opposite each Shareholder’s name in Schedule “A” attached hereto (the “Cash Payment”), the payment obligation for which shall be evidenced by a promissory note issued by the Purchaser, a form of which is attached here to as Exhibit 1 (the “Promissory Note”).

The Purchased Shares issued and outstanding immediately prior to the Closing Time that will be exchanged for the applicable Payment Shares and Class B Special Shares, will be exchanged at the Exchange Ratio. To the extent the calculation of Payment Shares and/or Class B Special Shares payable to a Shareholder results in a fractional Payment Share or share of Class B Special Shares, as the case may be, such entitlement for a fractional share shall be rounded down to the nearest whole number and no additional consideration shall be payable therefor. For the avoidance of doubt and notwithstanding anything to the contrary herein, any and all issuances of securities by the Purchaser hereunder issued subsequent to the Closing Date shall be subject to, and appropriately adjusted by, any applicable stock split, reverse stock split, consolidation or other adjustment made by the Purchaser to its securities.”

(e)	Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:

“2.7 Registration of the Purchaser Shares and the Conversion Shares. On the Closing Date, in addition to any other deliverables described elsewhere in this Agreement, Purchaser shall deliver to the Company a duly executed Registration Rights Agreement, in the form of Exhibit 3 attached hereto and made a part hereof (the “Registration Rights Agreement”).”

(f)	Section 3.1 of the Agreement is hereby amended and restated in its entirety as follows:

“3.1. Listing Application. The Purchaser shall, promptly after Closing, (a) prepare and submit to NASDAQ a notification form for the listing of the Purchaser Common Shares issuable upon conversion of the Class A Special Shares (“Class A Underlying Shares”) once authorized and issued, and to cause such Class A Underlying Shares to be approved for listing (subject to official notice of issuance) and (b) to the extent required by NASDAQ Marketplace Rule 5110, to file an initial listing application (the “NASDAQ Listing Application”) and to use commercially reasonable efforts to cause such NASDAQ Listing Application to be approved. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with NASDAQ rules and regulations. The Purchaser agrees to pay all NASDAQ fees associated with the NASDAQ Listing Application. The Company will cooperate with the Purchaser as reasonably requested by the Purchaser with respect to the NASDAQ Listing Application and promptly furnish to the Purchaser all information concerning the Company and its shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 3.1.”

(g)	Section 3.2 of the Agreement is hereby amended and restated in its entirety as follows:

“3.2 Purchaser Meeting. The Purchaser will convene and conduct the Purchaser Meeting on or before forty-five (45) days after the Closing Date, and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Purchaser Meeting without the prior written consent of the Company, which shall not be unreasonably withheld, except in the case of an adjournment, if reasonably required to solicit proxies in support of the Purchaser Shareholder Approval Resolution.”

(h)	Section 3.3 of the Agreement is hereby amended and restated in its entirety as follows:

“3.3 Directors and Officers of Purchaser

(a) Effective as of the Closing Date, the Purchaser’s board of directors shall remain as the board of directors of Purchaser in accordance with applicable law.

(b) Effective as of the Closing Date, the officers of the Purchaser shall remain as officers of Purchaser in accordance with applicable law.

(c) The Board of Directors and executive officers of the Company upon the Closing Date shall consist of:

Christopher Cooper	President and Director
Francisco Juarez	VP and Chief Operating Officer, Director
Edgar Contreras	Country Manager and Director
Jatinder Dhaliwal	Director
Davin Jenkins	Director”

(i)	ARTICLE 9-CONDITIONS of the Agreement is hereby amended and restated in its entirety as follows:

“ARTICLE 9
CONDITIONS

9.1 Mutual Conditions Precedent. The Parties are not required to complete the Acquisition unless each of the following conditions is satisfied at or prior to the Closing, which conditions may only be waived, in whole or in part, by the mutual consent of each of the Parties:

(a) Company Board Approval. The Company Board Approval shall have been obtained.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order (whether temporary, preliminary or permanent) issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Acquisition will be in effect, nor will any Proceeding brought by any administrative agency or commission or other Governmental Authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There will not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal.

(c) Regulatory Approvals. Each required Regulatory Approval has been made, given or obtained and each such Regulatory Approval is in force and has not been modified. Any waiting period applicable to the consummation of the Acquisition under any Regulatory Approval will have expired or been terminated.

9.2 Additional Conditions Precedent to the Obligations of the Purchaser. The Purchaser is not required to complete the Acquisition unless each of the following conditions is satisfied at or prior to the Closing, which conditions are for the exclusive benefit of the Purchaser and may only be waived, in whole or in part, by the Purchaser in its sole discretion:

(a) Representations and Warranties of the Company. The representations and warranties of the Company set forth in Article 4, qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects as of the Execution Date and the Closing Date as though made on and as of the Execution Date and the Closing Date (as applicable), except to the extent such representations and warranties speak as of another date (in which case, such representations and warranties shall be true and correct as of such date).

(b) Performance of Covenants by the Company. The Company has fulfilled or complied in all material respects with each of the covenants of the Company contained in this Agreement to be fulfilled or complied with by it on or prior to the Closing Date.

(c) Material Adverse Effect. There shall not have been or occurred a Material Adverse Effect with respect to the Company that has not been disclosed by the Company prior to the Execution Date.

(d) Representations and Warranties of the Shareholders. The representations and warranties of the Shareholders set forth in Article 6, qualified as to materiality shall be true and correct in all respects, and those not so qualified shall be true and correct in all material respects as of the Execution Date and the Closing Date as though made on and as of the Execution Date and the Closing Date (as applicable), except to the extent such representations and warranties speak as of another date (in which case, such representations and warranties shall be true and correct as of such date), and delivery by each Shareholder of the documents described in Section 9.2(j) required to be delivered by such Shareholder shall constitute a reaffirmation and confirmation by such Shareholder of such representations and warranties.

(e) Performance of Covenants by Shareholders. The Shareholders have fulfilled or complied in all material respects with each of the covenants of the Shareholders contained in this Agreement to be fulfilled or complied with by it on or prior to the Closing Date, and delivery of the documents described in Section 9.2(j) shall constitute confirmation of such compliance and performance.

(f) Certificate. The Company shall have delivered a certificate signed by an executive officer of the Company (without personal liability), in form and substance reasonably satisfactory to the Purchaser, dated as of the Closing Date, to the effect that each of the conditions specified in Section 9.2(a) – (c) have been satisfied in all respects.

(g) No Legal Action. There is no Proceeding (whether, for greater certainty, by a Governmental Authority or any other Person), excluding any Proceeding initiated by the Purchaser, pending or threatened in any jurisdiction to:

(i)	cease trade, enjoin, prohibit, or impose any limitations, damages or conditions on, the Purchaser’s ability to acquire, hold, or exercise full rights of ownership over, any Company Shares, including the right to vote the Company Shares;

(ii)	prohibit, restrict or impose terms or conditions on, the Acquisition, or the ownership or operation by the Purchaser of the business or assets of the Company, or compel the Purchaser to dispose of or hold separate any of the business or assets of the Purchaser (or its Subsidiaries) or the Company as a result of the Acquisition; or

(iii)	prevent or materially delay the consummation of the Acquisition, or if the Acquisition were to be consummated, have a Material Adverse Effect with respect to the Company.

(h) Officer’s Certificate. The Purchaser shall have received a certificate in form and substance reasonably satisfactory to the Purchaser executed by an officer of the Company (without personal liability) certifying as to (i) an attached copy of the Company Board Approval and stating that Company Board Approval has not been amended, modified, revoked or rescinded, (ii) the incumbency, authority and specimen signature of each officer of the Company executing this Agreement and (iii) true and complete attached copies of the Organizational Documents of the Company.

(i) Certified Company Securityholder Lists. An officer of the Company will have executed and delivered to Purchaser a certificate in a form and substance reasonably satisfactory to the Purchaser which sets forth (i) a true and complete list of the Company Shareholders immediately prior to the Closing Time and the number and type of Company Shares and (ii) each Company Shareholders’ pro rata share of the Payment Shares, shares of Class B Special Shares (and underlying Conversion Shares) and/or Cash Payment.

(j) Share Certificates. Each of the Shareholders will cause to be delivered, with respect to each Shareholder, share certificates evidencing the Purchased Shares owned by such Shareholder, duly endorsed in blank for transfer or accompanied by duly executed stock transfer powers.

(k) Certificate of Good Standing. The Company shall have provided the Purchaser a certificate of good standing (or equivalent) from the appropriate Governmental Authority of the jurisdiction of incorporation of the Company.

(l) Consents. Evidence in form and substance reasonably satisfactory to the Purchaser that (i) the Company shall have obtained or made any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority required to be obtained or made in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) the Company shall have obtained all consents, waivers and approvals in a form and substance reasonably satisfactory to the Purchaser and copies thereof shall have been delivered to the Purchaser.

(m) Conversion of Accrued Interest on Loans. The Company shall enter into debt settlement agreements with respect to the accrued interest owing to Dunstan Holdings Ltd. (the “Dunstan Loan”) and to Plenary Group (Canada) Finco Inc. or its successors or assigns (the “Plenary Loan” and with the Dunstan Loan, the “Settled Loans”), whereby:

(i) Interest on the Settled Loans will be calculated at a rate of 8.5% per annum from the date each loan was advanced to the Company until Closing and such interest will be capitalised into a new loan, being the “Dunstan Interest Loan” and the “Plenary Interest Loan” respectively;

(ii) A payment of $500,000 will be paid against the Plenary Interest Loan;

(iii) The remaining balance of the Plenary Interest Loan and the Dunstan Interest Loan shall be converted into Class B Special Shares at a conversion price of $1.10 per share (with the Purchaser Common Shares underlying the Convertible Notes referred to in Section 8.15 below, the “Note Conversion Shares”), provided, however, that such right to convert the Settled Loans into Note Conversion Shares shall be subject to Further Stockholder Approval.

(n) Convertible Notes. The Company shall enter into a debt settlement agreement subsequent to Closing with respect to the principal amount of US$756,917.28owed by the Company to Dunstan Holdings Ltd. and with respect to the principal amount of US$4,153,078 owed by the Company to Plenary Group (Canada) Finco Inc (or its successors or assigns), whereby the loan balances due will be satisfied by the issue of convertible notes (each, a “Convertible Note”) by the Purchaser. The principal amount of the Convertible Notes will be repaid six years from the date of issuance (the “Maturity Date”), together with accrued and unpaid interest in cash. The Convertible Notes shall bear interest at a rate equal to 8.5% payable semi-annual in arrears on June 30 and December 31 of each year. The Convertible Notes will be convertible into Purchaser Common Shares pursuant to terms specified in the Convertible Notes, provided, however, that such right to convert the Convertible Note into Note Conversion Shares shall be subject to Further Stockholder Approval.

9.3 Additional Conditions Precedent to the Obligations of the Company and Shareholders. The Company and Shareholders are not required to complete the Acquisition unless each of the following conditions is satisfied on or before the Closing Time, which conditions are for the exclusive benefit of the Company and Shareholders and may only be waived, in whole or in part, by the Company and Shareholders, acting severally, in their sole discretion:

(a) Representations and Warranties. The representations and warranties of the Purchaser set forth in Article 5 shall be true and correct as of the Execution Date and the Closing Date as though made on and as of the Execution Date and the Closing Date (as applicable), except to the extent such representations and warranties speak as of another date (in which case, such representations and warranties shall be true and correct as of such date), and the Purchaser has delivered a certificate confirming same to the Company, executed by an officer of the Purchaser (without personal liability) addressed to the Company and dated as of the Closing Date.

(b) Performance of Covenants. The Purchaser has fulfilled or complied in all material respects with each of the covenants of the Purchaser contained in this Agreement to be fulfilled or complied with by it on or prior to the Closing Date, and has delivered a certificate confirming same to the Company, executed by an officer of the Purchaser (without personal liability) addressed to the Company and dated as of the Closing Date.

(c) Material Adverse Effect. There shall not have been or occurred a Material Adverse Effect with respect to the Purchaser that has not been disclosed by the Purchaser prior to the Execution Date.

(d) Certificate. The Purchaser shall have delivered a certificate signed by an executive officer of the Purchaser (without personal liability), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that each of the conditions specified in Section 9.3(a) – (c) have been satisfied in all respects.

(e) Consents. Evidence in form and substance reasonably satisfactory to the Company that the Purchaser (i) shall have obtained or made any consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority required to be obtained or made in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and (ii) shall have obtained all consents, waivers and approvals in a form and substance reasonably satisfactory to the Company and copies thereof shall have been delivered to the Company.

(f) Officer’s Certificate. The Company shall have received a certificate executed by an officer of the Purchaser (without personal liability) certifying as to (i) an attached copy of the Purchaser Board Approval and stating that the Purchaser Board Approval has not been amended, modified, revoked or rescinded, (ii) the incumbency, authority and specimen signature of each officer of the Purchaser executing this Agreement and (iii) true and complete attached copies of the Organizational Documents of the Purchaser.

(g) Certificate of Good Standing. The Purchaser shall have provided the Company a certificate of good standing (or equivalent) from the appropriate Governmental Authority of the jurisdiction of incorporation or formation of the Purchaser.

(h) Form 6-K. The Purchaser shall have prepared a Form 6-K as required by the SEC rules and regulations, in a form and substance reasonably satisfactory to the Company.

(i) Promissory Note. The Purchaser shall have executed and delivered the Promissory Note evidencing the Cash Payment.

9.4 Satisfaction of Conditions. The conditions precedent set out in this Article 9 are inserted for the benefit of the respective Parties. Any Party may refuse to proceed with the Closing if the conditions precedent inserted for its benefit are not fulfilled to its reasonable satisfaction at or prior to the Closing, and it will incur no liability to any other Party by reason of such refusal.

9.5 Right of Waiver. The conditions precedent set out in this Article 9 may be waived in whole or in part by the Party for whose benefit they are inserted, in such Party’s absolute discretion. No such waiver will be of any effect unless it is in writing signed by the Party granting the waiver or if such Party determines to proceed with the Closing.’

(j)	Section 8.10 of the Agreement is hereby amended and restated in its entirety as follows:

“8.10. Listing of Common Shares. The Purchaser hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Purchaser Common Shares on the Exchange, and promptly after the Closing, the Purchaser shall apply to list or quote all of the Payment Shares on the Exchange and promptly secure the listing of all of the Payment Shares on the Exchange. Promptly after obtaining both approval of the Purchaser Shareholder Approval Resolution and the Stockholder Approval and issuing the Special Shares pursuant to the terms hereof, the Purchaser shall apply to list or quote all of the Conversion Shares and Note Conversion Shares on the Exchange and promptly secure the listing of all of the Conversion Shares and Note Conversion Shares on the Exchange.”

(k)	The Agreement is hereby amended to include the following new sections:

“8.11. Further Stockholder Meeting(s). In addition to holding a Purchaser Meeting to seek the Purchaser Shareholder Approval pursuant to Section 3.2 hereof, the Purchaser shall hold a special meeting of stockholders on or prior to October 15, 2025, for the purpose of obtaining Further Stockholder Approval, with the recommendation of the Board of Directors that such proposals are approved, and the Purchaser shall solicit proxies from its stockholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposals. If the Purchaser does not obtain Further Stockholder Approval at the first such meeting, the Purchaser shall call a meeting every thirty (30) days thereafter to seek Further Stockholder Approval until the date on which Further Stockholder Approval is obtained.

8.12. F-4 Registration Statement. The parties agree that the Purchaser shall not be required to file the F-4 Registration Statement and all obligations hereunder with respect to the F-4 Registration Statement are hereby terminated.

8.13. Financings. The parties agree that the Purchaser shall not be required to effect the Concurrent Financing or any other financing contemplated by the Agreement.

8.16. Financial Statements. The Company shall use its commercially reasonable efforts to deliver audited financial statements for the Company Financial Statements in accordance with IFRS to the Purchaser as required by the SEC rules, as well as any other financial statements as may be required by the rules and regulations of the 1933 Act and the U.S. Exchange Act.

8.17. Fairness Opinion. The Purchaser shall receive a fairness opinion from a reputable valuation firm or investment bank expert in preparing fairness opinions for transactions similar to the transactions contemplated by this Agreement, showing that the Company is valued at a price of at least US$19 million.

(d) ARTICLE 11-POST-CLOSING MATTERS of the Agreement is hereby deleted in its entirety.

2. Miscellaneous.

(a) Except as expressly set forth herein, the Agreement shall remain in full force and effect.

(b) The headings of the sections of this Amendment have been inserted for convenience of reference only and shall not be deemed to be a part of this Amendment.

(c) This Amendment, together with the Agreement, contain the entire agreement among the Parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

(d) This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Electronic signatures shall be deemed originals for all purposes hereof.

(e) This Amendment will be governed by and interpreted and enforced in accordance with the laws of the Province of British Columbia. Each Party irrevocably attorns and submits to the exclusive jurisdiction of the courts of competent jurisdiction of the Province of British Columbia in any Proceeding hereunder, and waives objection to the venue of any Proceeding in such court or that such court provides an inconvenient forum..

[Remainder Of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the day and year first written above.

AKANDA CORP.

By:	/s/ Katharyn Field
Name:	Katharyn Field
Title:	Interim CEO

FIRST TOWERS & FIBER CORP.,
on its own behalf and pursuant to powers of attorney on behalf of the Shareholders pursuant to Section 12.7 of the Agreement

By:	/s/ Christopher Cooper
Name:	Christopher Cooper
Title:	CEO